UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2011

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI		48170-2461
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)
On August 23, 2010, the Board of Directors of Perceptron, Inc. (the “Company”) promoted Richard Price to Senior Vice President, Commercial Products Business Unit from Vice President, Commercial Products Business Unit.

Also on August 23, 2010, in connection with an annual review of the compensation of all of our officers and named executive officers, the Management Development, Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of the Company approved an adjustment to the base salary of John H. Lowry, III, our Vice President and Chief Financial Officer and Richard Price, our Senior Vice President, Commercial Products Business Unit.  Effective September 1, 2011, Mr. Lowry’s annual base salary will increase from $195,000 to $205,000 and Mr. Price’s annual base salary will increase from $186,000 to $200,000.

The Committee also approved the following bonus payments under the Company’s Fiscal 2011 Annual Incentive Compensation Plan, a written description of such plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated September 7, 2010, as filed with the Securities and Exchange Commission on September 8, 2010 and is incorporated by reference herein:

Harry T. Rittenour	$31,817
John H. Lowry, III	$31,321
Mark Hoefing	$35,684
Richard Price	$23,912

Effective September 1, 2011, the Committee awarded the named executive officers below non-qualified options to purchase shares of the Company’s Common Stock, under the 2004 Stock Incentive Plan (“2004 Stock Plan”) to be issued on the current form of the Non-Qualified Stock Option Agreement Terms for Officers.  The options will become exercisable in four equal annual installments beginning September 1, 2012 at an exercise price equal to the fair market value of the Company’s Common Stock as of September 1, 2011, expiring ten (10) years from grant date.

Harry T. Rittenour	20,000 options
John H. Lowry, III	5,000 options
Mark Hoefing	12,000 options
Richard Price	10,000 options

Effective December 1, 2011 provided the Company’s shareholders approve, at the 2011 Annual Meeting to be held in November 2011, an amendment to the Company’s 2004 Stock Plan to increase, by 400,000, the shares of Common Stock available for grant under such plan, the Committee also awarded Mr. Rittenour non-qualified options to purchase an additional 20,000 shares of the Company’s Common Stock, under the 2004 Stock Plan.  The options will become exercisable in four equal annual installments beginning December 1, 2012 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 1, 2011.

Finally, effective September 1, 2011, the Committee awarded to each non-management Director non-qualified stock options under the 2004 Stock Plan to purchase 8,000 shares, vesting one-fourth on each of the first four anniversaries of the grant date, expiring ten (10) years from the grant date.  The options will be issued on the standard form of Non-Qualified Stock Option Agreement Terms for Directors that was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed August 10, 2006 with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. Registrant)

Date: August 29, 2011	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary